Exhibit 10.11

LEASE

1.               LEASE:  This LEASE is made and entered into on June 22, 2004, between Robert & Elise Olson and Randolph Ramsay & Lizbeth Gladwill, hereinafter referred to as Lessor, and Mission Community Bank, hereinafter referred to as Lessee.

2.               PREMISES:  Lessee had inspected the Premises, described as 3480 South Higuera St. San Luis Obispo, CA 93401, Suites 100 and 110, and accepts them in their present condition as a “shell” facility, further to be improved to a mutually agreeable standard for occupancy as a bank loan production office. (See attached “Lessee / Lessor Improvements”) Lessee hereby rents the Premises in an “as is, where is” condition, with all faults, whether latent or patent. Lessor makes no representations or warranties to Lessee with regard to the Premises, express or implied, including but not limited to warranties of fitness for a particular purpose. Any reference, either verbal or written, to the actual size of the Premises is based on the “gross square footage” of the suite and is an approximation. Lessee agrees to maintain the Premises in good condition and repair at his own expense, including, light fixtures, HVAC filters & maintenance, window coverings and phone / data circuits that may be required for his business.

3.               TERM:  The Term of this lease is Five (5) years, commencing on (See attached “Lessee Improvements”) July 1, 2004, and terminating at midnight on June 30, 2009, unless extended or sooner terminated as provided for in this lease.

4.               OPTION:

5.               RENT: The monthly rent for the Premises shall be $6,000.00 per month. Rent shall be abated until certificate of occupancy is issued and prorated as necessary. Rent shall be paid in advance on the first day of each calendar month of occupancy, and shall be paid without any deduction or offset whatsoever.  Rents should be mailed or hand delivered to: Olson / Ramsay @ 855 Capitolio Way, San Luis Obispo, Ca. 93401. Lessee acknowledges that late payment of Rent due from Lessee to Lessor will cause Lessor to incur costs not contemplated by this Agreement, the exact amount of such costs being extremely difficult and impractical to ascertain.  Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor. Therefore, if any installment of Rent due from Lessee is not received by Lessor when due, Lessee shall pay to Lessor the additional sum of 5% of the rent as a late charge.  The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment of Rent by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee’s default with respect to the overdue amount, nor prevent Lessor from exercising any other rights and remedies available to Lessor.

6.               PERIODIC COST-OF-LIVING ADJUSTMENT.  The rent will be adjusted using The Consumer Price Index for all urban consumers (CPI-U base year 1982-84) The new rate will be determined by multiplying the current rent by the most recently reported annual average change in effect the month prior to the new term. At no time will the new rent be less than the rent of the previous term and at no time will the rent increase be greater than (4)% Percent. The annual adjustment will be memorialized by the execution of an amendment to this lease stating the new monthly rent.

7.               SECURITY DEPOSIT:  An amount equal to one months rent, or $6,000.00.  Lessee shall deposit with Lessor upon the execution hereto the Security Deposit as security for Lessee’s faithful performance of Lessee’s obligations under this Agreement. If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults under this Agreement, Lessor may use, apply or retain all or any portion of the Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorney’s fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, lessee shall within ten (10) days after written request therefore deposit moneys with Lessor sufficient to restore the Security

Deposit to the full amount required by this Agreement. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee, that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease.

8.               USE OF PREMISES:  The Premises shall be used for bank loan production office with ATM and night drop on site and for no other purpose without the prior written consent of Lessor.

9.               PERSONAL PROPERTY TAXES:  Lessee shall pay prior to delinquency all taxes assessed against and levied upon the trade fixtures, furnishings, equipment and other personal property of the lessee contained within the Premises. Lessor shall pay all real property taxes for the Premises.

10.         UTILITIES:  Lessor: Common area, water, and irrigation, electric and janitorial. Lessee: Suite interior, electric, gas, phone and interior janitorial including windows.

11.         ALTERATIONS:  Lessee shall not, without lessor’s prior written consent, make any alterations, improvements or additions in or about the Premises.

12.         INSURANCE:  Lessee shall keep in full force and effect a policy of public liability and property damage insurance with respect to the Premises and the business operated by Lessee, with limits satisfactory to Lessor, and with Lessor named as additional insured. Lessee shall provide Lessor with acceptable proof of insurance.

13.         ATTORNEY’S FEES:  Should Lessor or Lessee bring legal proceedings against the other for the enforcement of any provisions of this Lease, the prevailing party in such action shall be awarded reasonable attorneys fees.

14.         ASSIGNMENT AND SUBLETTING:  Lessee shall not voluntarily or by operation of law assign, transfer, sublet, mortgage, or otherwise transfer or encumber all of any part of Lessee’s interest in this Lease or in the Premises without the prior written consent of Lessor.

15.         INDEMNITY:  Lessee shall indemnify and hold Lessor hannless from all claims and liabilities for death or injury to persons or damage to property occasioned by the acts, omissions, or conduct of Lessee, its agents, guests or invitees, occurring during the term of this Lease in, on, or about the Premises. Lessee hereby assumes all risk of damage to property or injury to persons in or about the Premises.

16.         SIGNAGE:  Signage to be installed at designated locations within the property, matching established sign standards. (To be determined) Signage installed at the expense of Lessee. No additional signage will be allowed without prior written consent of Lessor.

17.         SURRENDER:  On the last day of the term of this Lease, Lessee shall surrender the Premises to Lessor in good condition, clean, ordinary wear and tear excepted.

18.         BINDING ON SUCCESSORS AND ASSIGNS:  Each provision of this Lease performable by Lessee shall be deemed both a covenant and condition. The terms, conditions and covenants of this Lease shall be binding upon and shall inure to the benefit of each of the parties hereto, their heirs, personal representatives, successors and assigns, subject to Sections 12 above.

19.         NON DISTURBANCE OF LEASE:  If the Lessor sells or transfers the property the lease shall continue with the same force and effect as if the new owner of the property had entered into the lease and the terms of the lease and lessee’s leasehold estate shall not be terminated, disturbed, or adversely affected, except as according to the lease.

20.         DEFAULT:  Upon the occurrence of any of the following events, Lessor shall have the remedies set forth in section 20.1 below:

(a)  The failure by Lessee to make any payment of rent or other payment required to be made by Lessee hereunder, as and when due, when such failure shall continue for a period of three (3) days after written notice thereof from Lessor.

(b)  The failure by Lessee to perform any other provision of the Agreement if the failure to perform is not cured within five (5) days after written notice has been given to Lessee. If the default cannot reasonably be cured within five (5) days, Lessee shall not be in default of this Agreement if Lessee commences to cure the default within the five (5) day period and diligently and in good faith continues to cure the default hereafter.

(c)  Abandonment and vacating of the Premises by Lessee. Abandonment is herein defined to include but is not limited to, the failure by Lessee to occupy and operate the Premises for five (5) consecutive days, absent an insured or uninsured event.

20.1 Upon the occurrence of the events sets forth in section 20, Lessor shall have the option to take any or all of the following actions without further notice or demand of any kind to Lessee or any other person. These remedies are not exclusive; they are cumulative, and in addition to any remedies now or later allowed by law:

(a)  Right to Possession Terminated. Lessor may terminate this Agreement and Lessee’s right to possession to the premises at any time. No act by Lessor (including acceptance of keys) other than giving written notice to Lessee shall constitute termination, Lessor shall have the term hereof and acceptance of surrender of the Premises. Upon termination, Lessor shall have the right to recover the amounts specified in California Civil Code Section 195 1.2, including the worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided. The “worth at the time of the award, “ as used in Civil Code Section 1951.2(a) (1) and (2) shall be computed by allowing interest at the maximum rate and individual is permitted by law to charge. As used in Civil Code Section 1951.2 (a) (3) the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of ward plus one percent (1%).

(b)  Right to Relet Premises. Lessor shall have right to recover rent as it becomes due, and shall have the right to reenter the Premises and relet them for Lessee’s account. Reletting may be for part or all of the Premises and for a period shorter or longer than the remaining term of this Agreement. Lessee shall be liable to Lessor for commercially reasonable costs incurred by Lessor in reletting, maintaining or preserving the Premises, for the difference between rent due under this Agreement and such amount as Lessor receives form reletting the Premises, and for all costs incurred due to Lessee’s breach of any other provision of this Agreement. Rent that Lessor receives from reletting shall be applied to the payment of: (1) any indebtedness from Lessee to Lessor other than rent due from Lessee; (2) all commercially reasonable costs, including for maintenance and repairs, incurred by Lessor in reletting; and (3) rent due and unpaid under this Agreement. In no event shall Lessee be entitled to any excess rent received by Lessor.

(c)  Cure of Lessee Default. At any time after Lessee commits a default of this Agreement, Lessor may cure the default at Lessee’s cost. If Lessor at any time, by reason of Lessee’s default, pays any sum or does any act that requires the payment of any sum, the sum paid by Lessor shall be deemed additional rent and be due immediately from Lessee to Lessor. Interest thereon shall accrue at the maximum rate an individual is permitted by law to charge from the day such sum is paid by Lessor until the day such sum is paid by Lessee.

20.2   An event of default shall occur upon (1) the making by Lessee of any general arrangement for the benefit of creditors, (2) Lessee’s becoming a debtor as defined in 11 U.S.C. Section 101 or any successor statute hereto, (3) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in the Agreement, where possession is not restored to Lessee within thirty (30)

days, or (4) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in the Agreement, where such seizure is not discharged within thirty (30) days.

21.         NOTICES:  All notices shall be in writing or personal service addressed as follows:

To Lessor at: Olson / Ramsay       855 Capitolio Way, San Luis Obispo, Ca 93401

To Lessee at:	Mission Community Bank
Anita Robinson, President & CEO
581 Higuera Street
San Luis Obispo, CA 93401

22.         WAIVERS:  No waiver by Lessor of any provision hereto shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provisions.

23.         TIME:  Time is of the essence of this Lease.

24.         REPAIR:  Lessee, at its expense, shall maintain in good order and repair all interior portions of the Premises in a good and safe operating condition, and Lessee shall make all repairs to any interior improvements of any kind, excluding those of a structural nature (which are caused by structural failures, such as foundation settlement or movement), or those which involve the clean-up or containment of any environmental hazard or material on, under or about the Premises not caused by Lessee, except such as may be caused by the gross negligence or willful misconduct of Lessor, its agents or employees.  On the last day of the term hereof, Lessee will surrender the Premises to Lessor in a state of good repair, with reasonable wear, tear and obsolescence being excepted.

25.         INSPECTION:  Lessor may go upon the Premises subject to 24 hours verbal notice excluding emergencies for the purpose of inspection of performance by Lessee of the terms and conditions of this Agreement only accompanied by a bank corporate officer.

26.         WASTE; NUISANCE; DAMAGE:  Lessee shall not use the Premises in any manner that will constitute ways to nuisance or unreasonable annoyance to owners or occupants of adjacent properties. Lessee shall not do anything on the Premises that will cause permanent damage to all or any portion of the Premises.

27.         WAIVER:  Waivers of any covenant, term, or condition contained herein by either party shall not be construed a waiver of any subsequent breach of the same covenant, a term or condition. The consent or approval by either party to or of any act by either party requiring further consent or approval shall not be deemed a waiver or render unnecessary their consent or approval to or of any subsequent similar acts.

28.         ENTIRE AGREEMENT:  this agreement contains all of the understanding and agreement of whatsoever kind and nature existing between the parties hereto with respect to this agreement, and the rights, interests, understandings, agreements and obligations of the respective parties and their prior oral agreements.

“LESSOR”		“LESSEE”

/s/ Rob Olson	6/22/04	/s/ Anita Robinson		6/22/04
By: ROB OLSON	Date	By:	Mission Community Bank	Date
Anita Robinson, President

/s/ [ILLEGIBLE]	6/22/04
By:	Date

Lessor / Lessee Improvements

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Lessor to complete the following improvements.

•     Plans and permits. Our Architect, Jeff Dillon, with work with both parties to develop a workable plan in a timely manner. Lessor will be looking for a flexible plan that allows for future expansion of private offices. Both parties to approve plans.

•                  Build second floor in Suite 100.

•     Complete interior improvements through paint.

•     Two bathrooms complete.

•     Break room with sink adjacent to bathroom.

•     Conference room and up to 3 private offices, A TM closet, phone data closet.

•     Set up electrical wiring and data conduits for modular partitions, (these will be fed from T -bar ceiling with poles provided and installed by others)

•     HV AC, electrical, fire sprinklers, complete.

Lessee to complete the following.

•     Obtain necessary use permit for their occupancy.

•     Install carpet and base cove of their choice.

•     Install modular partitions and associated wiring.

•     Install data, phone and security wiring as required. (conduits and lor t-bar access provided by Lessor)

•     Install ATM. (Building exterior to be restored to original condition upon removal of ATM)

•     Install any approved signage.

Parking

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Lessee will be allowed 11 parking spaces as their pro-rata share of available parking within the project. Two spaces will be designated ATM only. Lessee may have to require some employees to park off-site.